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                                                                      EXHIBIT 11


COOPERS                                                 Coopers & Lybrand L.L.P.
& LYBRAND                                           a professional services firm


CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in Post-Effective Amendment No. 9 to the Registration Statement of the Hudson Capital Appreciation Fund (a series of The Fahnestock Fund) on Form N-1A of our report dated February 17, 1997 on our audits of the financial statements and financial highlights of the Hudson Capital Appreciation Fund, which report is included in the Annual Report to Shareholders for the year ended December 31, 1996 which is incorporated by reference in the Post-Effective Amendment to the Registration Statement. We also consent to the reference in the Statement of Additional Information to our Firm under the caption "Independent Auditors and Counsel."



/s/ Coopers & Lybrand L.L.P.
----------------------------
  COOPERS & LYBRAND L.L.P.

Kansas City, Missouri
April 14, 1997


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